Exhibit (a)(1)(B)

VALIDUS HOLDINGS, LTD. LETTER OF TRANSMITTAL

THE OFFER TO PURCHASE AND THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.			Please complete the back if you would like to transfer ownership of unaccepted Shares or request special mailing.

As of May 10, 2010, Validus Holdings, Ltd., a Bermuda exempted company (the “Company”) is offering to purchase for cash up to 12,500,000 of its common shares, which includes voting common shares, par value $0.175 per share (the “Voting Common Shares”) and non-voting common shares, par value $0.175 per share (together with the Voting Common Shares, the “Shares”), pursuant to (i) auction tenders at prices specified by the tendering shareholders of not greater than $27.50 nor less than $24.00 per Share, or (ii) purchase price tenders, in either case upon the terms and subject to the conditions described in the Offer to Purchase, dated May 10, 2010 (the “Offer to Purchase”) and in this Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). This Letter of Transmittal is to be completed only if (a) certificates for Shares are being forwarded herewith or (b) a tender of book-entry Shares is being made to the account maintained by The Depository Trust Company pursuant to Section 3 of the Offer to Purchase.

I/we, the undersigned, hereby tender to the Company the Share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, is/are the registered holder(s) of the Shares represented by the enclosed certificates, have full authority to surrender these certificate(s), and give the instructions in this Letter of Transmittal and warrant that the Shares represented by these certificates are free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever. I/we make the representation and warranties to the Company set forth in Section 3 of the Offer to Purchase and understand that the tender of Shares made hereby constitutes an acceptance of the terms and conditions of the Offer (including if the Offer is extended or amended, the terms and conditions of such extension or amendment).	 Form W-9 (Backup Withholding)

PLEASE SEE THE SECTION ENTITLED “IMPORTANT U.S. TAX INFORMATION FOR U.S. HOLDERS” AND THE ACCOMPANYING FORM W-9 AND INSTRUCTIONS THERETO TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER IF YOU ARE A U.S. TAXPAYER.

Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the Internal Revenue Service (“IRS”) if the Taxpayer ID or Social Security Number is not properly certified on our records.

If you are a non-U.S. Taxpayer, please complete and submit an IRS Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, or W8EXP, as applicable (which may be obtained on the IRS website (www.irs.gov)).

Ž Number of Shares you own

			Certificate Number(s)	Book Entry

Œ  Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith

X			 Number of Shares you are tendering

Signature of Shareholder	Date	Daytime Telephone #	Certificate Number(s)	Book Entry
X

Signature of Shareholder	Date	Daytime Telephone #

I/we understand that the tender of Shares constitutes a representation and warranty to the Company that the undersigned has/have a NET LONG POSITION in the Shares or other securities exercisable or exchangeable therefore and that such tender complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended. I/we authorize the Company to withhold all applicable taxes and tax-related items legally payable by the undersigned.

Indicate below the order (by certificate number) in which Shares are to be purchased in the event of proration. If you do not designate an order, if less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary.

1st	2nd	3rd	4th	5th

 Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered:

By checking one of the following boxes below instead of the box under Section 6, “Purchase Price Tender,” you are tendering Shares at the price checked. This election could result in none of your Shares being purchased if the purchase price selected by the Company for the Shares is less than the price checked below. If you wish to tender Shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender Shares. (See Section 3 of the Offer to Purchase and Instruction 5 to this Letter of Transmittal)
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
CHECK ONLY ONE BOX
IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES
(Shareholders who desire to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered.)

☐ Price $24.00	☐ Price $25.25	☐ Price $26.50
☐ Price $24.25	☐ Price $25.50	☐ Price $26.75
☐ Price $24.50	☐ Price $25.75	☐ Price $27.00
☐ Price $24.75	☐ Price $26.00	☐ Price $27.25
☐ Price $25.00	☐ Price $26.25	☐ Price $27.50

‘ Purchase Price Tender:

☐	By checking this one box instead of one of the price boxes under Section 5, “Auction Price Tender: Price (In Dollars) per Share at Which Shares Are Being Tendered,” you are tendering Shares and are willing to accept the purchase price selected by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your Shares pursuant to the Offer (subject to proration). Note that this election is deemed to be a tender of Shares at the minimum price of $24.00 per Share and could result in the tendered Shares being purchased at the minimum price of $24.00 per Share. (See Section 3 of the Offer to Purchase and Instruction 6 to this Letter of Transmittal)

’ ODD LOTS
As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):
☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or
☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.
In addition, the undersigned is tendering either (check one box):
☐	at the purchase price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share above); or
☐	at the price per Share indicated above in the section captioned “Auction Price Tender: Price (In Dollars) per Share at Which Shares Are Being Tendered.”

CONDITIONAL TENDER
As described in Section 6 of the Offer to Purchase, a tendering shareholder may condition his or her tender of Shares upon the Company purchasing all or a specified minimum number of the Shares tendered. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Shareholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any shareholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐	The minimum number of Shares that must be purchased from me/us, if any are purchased from me/us, is: Shares.
If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:
☐	The tendered Shares represent all Shares held by the undersigned.

HOW TO CONTACT THE INFORMATION AGENT FOR THE OFFER
Georgeson Inc. 199 Water Street, 26th Floor New York, NY 10038	Banks and Brokers Call: (212) 440-9800 All Others Call Toll-Free: (866) 482-4966 Email: validusre@georgeson.com

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS
By First Class Mail: BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	By Registered, Certified or Express Mail, Overnight Courier or by Hand: BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

By Facsimile Transmission (for Eligible Institutions Only): (201) 680-4626
Confirm Facsimile Transmission: (201) 680-4860

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.

“ Special Payment Instructions		” Special Delivery Instructions

If you want your check for cash and/or Certificate(s) for Shares not tendered or not purchased to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mailing certificate(s) and/or check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor - Please Print)	Address (Number and Street)

(City, State & Zip Code)	(Address of Guarantor Firm)	(City, State & Zip Code)

(Tax Identification or Social Security Number)		(City, State & Zip Code)

If you cannot produce some or all of the Company’s stock certificates, you must obtain a lost instrument open penalty surety bond. Please refer to the bottom of this form for instructions.

•  AFFIDAVIT OF LOST OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED

TOTAL SHARES LOST		TOTAL SHARES DESTROYED

Please Fill In Certificate No(s). if Known	Number of Shares	Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed		Attach separate schedule if needed

By signing this form, I/we swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) described in the Letter of Transmittal. The certificates have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the certificates and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the certificates, as outlined in this Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing certificates under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the certificates for cancellation should I/We, at any time, find the certificates.
I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the certificate(s), and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), BNY Mellon Shareowner Services, Validus Holdings, Ltd., all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the certificate(s) without requiring surrender of the original certificate(s). The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred. I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.
Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (shareholder)   on this (date)
                                                                                (Deponent) (Indemnitor) (Heirs Individually)                                                            Month                Day                Year

Social Security #     Date     Notary Public
Lost Certificate(s) Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.
1. Calculate the share value of the lost Share(s) by multiplying the number of Shares that are lost by the Cash Rate:

•	Enter number of Share(s) lost X $24.10 (Cash Rate) = $ share value.
•	If the share value exceeds $500,000, or if the shareholder is foreign, do not complete this affidavit. Complete only the Transmittal Form and contact BNY Mellon
Shareowner Services regarding the lost certificate(s).
2. Only calculate a Surety Premium if the share value exceeds $3,000, otherwise enter zero (0) on the Surety Premium line below.

•	The surety premium equals 1% or (.01) of the share value noted in line 1 above: $ X (1%) or (.01) = $ Surety Premium
3. Add the service fee based on the share value fee guide noted below  $   Service Fee

•	If the share value is less than or equal to $250, the Service Fee = $50
•	If the share value is greater than $250 but less than or equal to $3,000, the Service Fee = $100
•	If the share value is greater than $3,000, the Service Fee = $200
4. Total amount due (add lines 2 & 3)  $   Total Amount
Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to BNY Mellon Shareowner Services.

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1.	Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and after completing all other applicable sections and return this form in the enclosed envelope. If your Shares are represented by physical stock certificates, include them in the enclosed envelope as well.

2.	PLEASE SEE THE SECTION ENTITLED “IMPORTANT U.S. TAX INFORMATION FOR U.S. HOLDERS” AND THE ACCOMPANYING FORM W-9 AND INSTRUCTIONS THERETO TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER IF YOU ARE A U.S. TAXPAYER. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not properly certified on our records. If you are a non-U.S. Taxpayer, please complete and submit an IRS Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, or W8EXP, as applicable (which may be obtained from the IRS website (www.irs.gov)).

3.	Your certificated Share(s) and/or book-entry Shares you hold are shown in Box 3.

4.	Please indicate the total number of certificated Share(s) and/or book-entry Shares you are tendering in Box 4.

5.	Indication of Price at which Shares are being Tendered. If you want to tender your Shares at a specific price within the $24.00 to $27.50 range, you must properly complete the pricing section of this Letter of Transmittal, which is called “Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered.” You must check only one box in the pricing section. If more than one box is checked or no box is checked, your Shares will not be properly tendered. If you want to tender portions of your Shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender Shares. However, the same Shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

6.	By checking the box in Section 6 instead of one of the price boxes in Section 5, you are tendering Shares and are willing to accept the Purchase Price selected by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your Shares pursuant to the Offer (subject to proration). Note that this election is deemed to be a tender of Shares at the minimum price of $24.00 per Share and could result in your Shares being purchased at the minimum price of $24.00 per Share. See Section 3 of the Offer to Purchase.

7.	If you want your check for cash and/or certificate(s) for Shares not tendered or not purchased to be issued in another name, fill in Box 8 with the information for the new account name. If you complete Box 8, your signature(s) must be guaranteed.

8.	Complete Box 9 only if the proceeds of this transaction and/or any unaccepted Shares are to be transferred to a person other than the registered holder or to a different address.

9.	If you do not hold your Shares in book-entry form and you cannot produce some or all of your Company stock certificates, you must obtain a lost instrument open penalty surety bond and file it with BNY Mellon Shareowner Services. To do so through BNY Mellon Shareowner Services’ program with Federal Insurance Company, complete Box 10 above, including the lost certificates premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay BNY Mellon Shareowner Services its service fee only. Please see the reverse side of this form on how to contact BNY Mellon Shareowner Services at the number provided for further instructions on obtaining your own bond.

10.	Shareholders who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
11.	The Company will determine in its sole discretion the number of Shares to accept, and the validity, eligibility and acceptance for payment of any tender. There is no obligation to give notice of any defects or irregularities to shareholders. See Section 3 of the Offer to Purchase for additional information.
12.	If any of the Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal. If any Shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal.
If this Letter of Transmittal is signed by the registered owner(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for Shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution. If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Shares tendered hereby, or if payment is to be made or certificate(s) for Shares not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such Shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution. See Section 3 of the Offer to Purchase.
13.	If the space provided in Boxes 3 and 4 above is inadequate, the certificate numbers and/or the number of Shares should be listed on a separated signed schedule attached hereto.
14.	Partial Tenders (Not Applicable to Shareholders who Tender by Book-Entry Transfer). If fewer than all the Shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of Shares that are to be tendered in Box 4. In that case, if any tendered Shares are purchased, new certificate(s) for the remainder of the Shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the acceptance for payment of, and payment for, the Shares tendered herewith. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.
15.	Please see the Offer to Purchase for additional information regarding Box 7.

IMPORTANT U.S. TAX INFORMATION FOR U.S. HOLDERS

This is a summary only of certain U.S. federal income tax considerations. Shareholders should consult with their own tax advisors regarding the tax consequences with respect to their particular circumstances.

In order to avoid backup withholding of U.S. federal income tax on payments pursuant to the Offer, a U.S. shareholder tendering Shares must, unless an exemption applies, provide BNY Mellon Shareowner Services (the “Depositary”) with such shareholder’s correct taxpayer identification number (“TIN”), certify under penalties of perjury that such TIN is correct (or that such shareholder is waiting for a TIN to be issued), and provide certain other certifications by completing the IRS Form W-9 included in this Letter of Transmittal. If a shareholder does not provide his, her or its correct TIN or fails to provide the required certifications, the IRS may impose certain penalties on such shareholder and payment to such shareholder pursuant to the Offer may be subject to backup withholding at a rate currently equal to 28%. All U.S. shareholders tendering Shares pursuant to the Offer should complete and sign the IRS Form W-9 to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Depositary). To the extent that a U.S. shareholder designates another U.S. person to receive payment, such other person may be required to provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding may be credited against the U.S. federal income tax liability of the person subject to the backup withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder by timely providing the required information to the IRS.

If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, then the shareholder should write “APPLIED FOR” in the space for the TIN in Part I of the IRS Form W-9 and should sign and date the IRS Form W-9. If the Depositary has not been provided with a properly certified TIN by the time of payment, backup withholding will apply. If the Shares are held in more than one name or are not in the name of the actual owner, consult the instructions on the IRS Form W-9 for additional guidance on which name and TIN to report.

Certain shareholders (including, among others, corporations, individual retirement accounts and certain foreign individuals and entities) are not subject to backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. shareholders should check the “Exempt payee” box on the IRS Form W-9. See the enclosed IRS Form W-9 for more instructions.

Non-U.S. shareholders, such as non-resident alien individuals and foreign entities, including a disregarded U.S. domestic entity that has a foreign owner, should not complete an IRS Form W-9. Instead, to establish an applicable withholding exemption, a non-U.S. shareholder (or a shareholder’s non-U.S. designee, if any) may be required to properly complete and submit an IRS Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, signed under penalties of perjury, attesting to such exempt status (which may be obtained on the IRS website (www.irs.gov)).

Shareholders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

Form W-9 (Rev. October 2007) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Name (as shown on your income tax return)

Business name, if different from above

Check appropriate box: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership
☐ Limited liability company. Enter the tax classification (D=disregarded entity, C=corporation, P=partnership) ► ☐ Other (see Instructions) ►	☐ Exempt payee

Address (number, street, and apt. or suite no.)	Requester’s name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

 Part I     Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.
Social security number or Employer identification number
 Part II     Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3.	I am a U.S. citizen or other U.S. person (defined below).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. See the instructions on page 4.

Sign	Signature of
Here	U.S. person ►	Date ►

General Instructions
Section references are to the Internal Revenue Code unless otherwise noted.
Purpose of Form
A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.
  Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:
  1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),  2. Certify that you are not subject to backup withholding, or
  3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.
Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.
Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:
• An individual who is a U.S. citizen or U.S. resident alien,
• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
• An estate (other than a foreign estate), or
• A domestic trust (as defined in Regulations section 301.7701-7).
Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.
  The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:
• The U.S. owner of a disregarded entity and not the entity,
Cat. No. 10231X
Form W-9 (Rev. 10-2007)
 Print or type  See Specific Instructions on page 2.

Form W-9 (Rev. 10-2007)	Page 2

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.
Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).
Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.
  If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:
  1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
  2. The treaty article addressing the income.
  3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
  4. The type and amount of income that qualifies for the exemption from tax.
  5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.
  Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.
  If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.
What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.
  You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.
Payments you receive will be subject to backup withholding if:

  1. You do not furnish your TIN to the requester,
  2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),
  3. The IRS tells the requester that you furnished an incorrect TIN,
  4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
  5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).
  Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.
  Also see Special rules for partnerships on page 1.
Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.
Specific Instructions
Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.
  If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.
Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.
Limited liability company (LLC). Check the “Limited liability company” box only and enter the appropriate code for the tax classification (“D” for disregarded entity, “C” for corporation, “P” for partnership) in the space provided.
  For a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line.
  For an LLC classified as a partnership or a corporation, enter the LLC’s name on the “Name” line and any business, trade, or DBA name on the “Business name” line.
Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.
Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the business name, sign and date the form.

Form W-9 (Rev. 10-2007)	Page 3

  Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.
Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.
  The following payees are exempt from backup withholding:
  1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),
  2. The United States or any of its agencies or instrumentalities,
  3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,
  4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or
  5. An international organization or any of its agencies or instrumentalities.
  Other payees that may be exempt from backup withholding include:
  6. A corporation,
  7. A foreign central bank of issue,
  8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,
  9. A futures commission merchant registered with the Commodity Futures Trading Commission,
  10. A real estate investment trust,
  11. An entity registered at all times during the tax year under the Investment Company Act of 1940,
  12. A common trust fund operated by a bank under section 584(a),
  13. A financial institution,
  14. A middleman known in the investment community as a nominee or custodian, or
  15. A trust exempt from tax under section 664 or described in section 4947.
  The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for. . .	THEN the payment is exempt for . . .

Interest and dividend payments	All exempt payees except for 9

Broker transactions	Exempt payees 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt payees 1 through 5

Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 7[2]

1See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification
Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

  If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

  If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

  If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.
Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.
  For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt payees, see Exempt Payee on page 2.
Signature requirements. Complete the certification as indicated in 1 through 5 below.
  1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.
  2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

Form W-9 (Rev. 10-2007)	Page 4
  3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.
  4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).
  5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.
What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:

1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner[3]

For this type of account:	Give name and EIN of:

6. Disregarded entity not owned by an individual	The owner
7. A valid trust, estate, or pension trust	Legal entity[4]
8. Corporate or LLC electing corporate status on Form 8832	The corporation
9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10. Partnership or multi-member LLC	The partnership
11. A broker or registered nominee	The broker or nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules of partnerships on page 1.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.
  To reduce your risk:

•	Protect your SSN,
•	Ensure your employer is protecting your SSN, and
•	Be careful when choosing a tax preparer.
  Call the IRS at 1-800-829-1040 if you think your identity has been used inappropriately for tax purposes.
  Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.
Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.
  The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.
  If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS personal property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.consumer.gov/idtheft or 1-877-IDTHEFT(438-4338).
  Visit the IRS website at www.irs.gov to learn more about identity theft and how to reduce your risk.
Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.